UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2011

Gardner Denver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13215	76-0419383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Liberty Ridge Drive, Suite 3000 Wayne, PA		19087
(Address of principal executive offices)		(Zip Code)

(610) 249-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

The Audit and Finance Committee of the Board of Directors (the “Audit Committee”) of Gardner Denver, Inc. (the “Company”) has conducted a competitive process to select a firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The Audit Committee invited several firms to participate in this process, including KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm since fiscal 2002.

As a result of this process and following careful deliberation, on December 22, 2011, the Audit Committee approved the engagement of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and the dismissal of KPMG from that role following completion of their audit of the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2011 and the effectiveness of internal control over financial reporting as of December 31, 2011, and the issuance of their reports thereon.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2010 and 2009 did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2010 and 2009, respectively, and in the subsequent interim period through December 22, 2011, there were (i) no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KPMG with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that KPMG furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of KPMG’s letter, dated December 29, 2011, is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm.

On December 22, 2011, the Audit Committee approved the engagement of E&Y as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. In deciding to engage E&Y, the Audit Committee reviewed auditor independence and existing commercial relationships with E&Y and concluded that E&Y has no commercial relationship with the Company that would impair its independence. During the fiscal years ended December 31, 2010 and 2009, respectively, and in the subsequent interim period through December 22, 2011, neither the Company nor anyone acting on its behalf has consulted with E&Y on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of KPMG LLP dated December 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.

Date: December 29, 2011	By:	/s/ Brent A. Walters
Brent A. Walters
Vice President, General Counsel, Chief Compliance Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of KPMG LLP dated December 29, 2011